SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 12, 1998

                          FIRST AMERICAN RAILWAYS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 NEVADA                        33-14751-D                        87-0443800
(STATE OF                    (COMMISSION FILE                   (IRS EMPLOYER
INCORPORATION)                      NUMBER)                     IDENTIFICATION
                                                                NUMBER)

           3700 NORTH 29TH AVENUE, SUITE 202, HOLLYWOOD, FLORIDA 33020 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES OF THE REGISTRANT)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 920-0606

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 9.           SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On February 12, 1998, the Company sold in a Private Offering (the "Offering") 1,881,637 shares of common stock pursuant to Regulation S. In addition, 16,536 warrants were issued to International Capital Growth, Ltd., the Company's Placement Agent in the Offering, as partial compensation to the Placement Agent. These securities were sold for a total consideration of $661,426.38. The total underwriting commission paid on these shares was approximately $66,143 along with a non-accountable expense allowance of approximately $13,228. These securities were sold for cash to the following persons:

         1.       Badger
         2.       Bostar AS
         3.       Cameo Trust Corporation Limited
         4.       Compass Investment Management Limited
         5.       Corner Bank Ltd.
         6.       Faisal Finance (Switzerland) SA
         7.       Heptagon Investments Ltd.
         8.       Napier Brown Holdings Ltd.
         9.       Pictet & Cie Geneva
         10.      David Rees
         11.      Republic National Bank of New York (Luxembourg)
         12.      P.G. Ridgwell
         13.      RNB of NY (France) Monaco
         14.      Rush & Co.
         15.      Tradeco Limited
         16.      UEB (Luxembourg) SA
         17.      Veritas Film SA
         18.      Rosebud Capital Growth Fund Ltd.

         With respect to the foregoing, the Company has sold all of the foregoing securities in reliance upon Regulation S and only to persons who are non-"U.S. Persons" in an "offshore transaction" as defined in Regulation S. An additional $196,810.25 (before underwriting commissions and expenses) was raised from U.S. investors.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            FIRST AMERICAN RAILWAYS, INC.

DATE: FEBRUARY 24, 1998                     BY: /S/ DONALD P. CUMMING
                                               ----------------------
                                            DONALD P. CUMMING, VICE
                                            PRESIDENT AND ACTING CHIEF
                                            FINANCIAL OFFICER

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